Jody M. Walker
                           Attorney At Law
                       7841 South Garfield Way
                      Littleton, Colorado 80122
                      Telephone: (303) 850-7637
                      Facsimile: (303) 220-9902

December 1, 1996


Re:	OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO
USE OF NAME IN THE REGISTRATION STATEMENT ON FORM S-3
OF APPLIED CELULLR TECHNOLOGY, INC.

I am securities counsel for the above mentioned corporation and I have prepared the registration statement on Form S-1 and any amendments thereto. I hereby consent to the inclusion and reference to my name in the Registration Statement on Form S-3 for Applied Cellular Technology, Inc. and any amendments thereto.

It is my opinion that the securities of Applied Cellular Technology, Inc. and which are registered with the Securities and Exchange Commission pursuant to Form S-3 Registration Statement of Applied Cellular Technology, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


Very truly yours,




/s/ Jody M. Walker
--------------------------------------------
Jody  M. Walker